Exhibit 10.14

AMERICAN MEDICAL SYSTEMS, INC.
MANAGEMENT INCENTIVE COMPENSATION PLAN
For 2003

I. PURPOSE

American Medical Systems, Inc. (AMS) is dedicated to excellence in performance and in creating a strong link between performance and compensation. This plan is designed to reward designated management team members of AMS with performance-based compensation for achieving and surpassing specified company goals. These goals will reinforce contributing elements to the growth and financial viability of AMS. The plan is designed to reward overall results, requiring a high level of individual contribution and cross-functional effectiveness across the senior levels of company management.

II. BONUS POTENTIAL

The participant is eligible to receive a percent of his/her base salary based on the schedules set forth in Attachments I and II. New entrants to the Plan may have their total compensation base/bonus mix reconfigured to position them for their bonus schedule.

III. PERFORMANCE MEASURES – COMPANY RESULTS

Performance measures may vary somewhat from year to year; however, they will typically be established to achieve the end goal of increased global sales and profitability. Company results will receive the highest weight versus individual performance.

Performance measures will be as objective as possible and include specific time frames and numerical measures.

Company results measures will generally be consistent for plan participants in any given year to ensure common goals, alignment and interdependence among senior-level managers and the organization.

Sales results will be based on global shipped sales for the year per the forecast unless otherwise noted for the individual. Company profitability will be based on Operating Income as a percent of sales.

Attachment I indicates the current weighting by position.

IV. PARTICIPATION

Participants in this Plan effective January 1, 2003 will be the Vice Presidents, Directors, and selected individuals of the company. Any additional participants will require the approval of the President and CEO, based on responsibility in the company and degree of influence on company performance.

New hires after the first of the year may be able to participate for 2003 on a pro-rated basis, particularly if the start date is before 10/1/03. If employment of a participant is terminated due to his/her performance or the individual voluntarily leaves the Company, the incentive award is forfeited for that Plan year.

V. APPROVAL, AUTHORIZATION, AND TERMS

The Management Incentive Plan, its terms, policies, revisions and measures are under the full approval of the President and CEO and the Board of Directors. Any modifications or adjustments to the Plan and performance measures or consideration of unusual transactions must be approved by the Board of Directors.

Participation in the Plan is not an employment contract or any implied assurance of continued employment.

VI. BONUS PAYMENT

Bonus payment will be issued as soon as feasible after the close of the years’ financial statements (first quarter following the Plan year). Payment will be in lump sum unless the Board makes a different election.

Financial results will be adjusted for consideration of both positive and negative foreign currency exchange.

If an individual’s base salary changes during the year, the award may be prorated based on the number of months in each position.

Attachment 1

Management Incentive Compensation Plan 2003
Senior Management

Participants	Performance Measures (all worldwide unless noted)
100%
President & CEO	•	70% Sales
	•	30% Operating Income

Operating Team	100%
(EVP Sales & Marketing,	•	70% Sales
EVP & CFO, EVP & CTO,	•	30% Operating Income
VP RMAQS, VP HR)

VP & GM, CryoGen	100%
	•	35% CryoGen Sales
	•	35% Worldwide Sales
	•	30% Worldwide Operating Income

VP Global Marketing	100%
	•	60% Sales
	•	20% Sales & Marketing Operating Income
	•	20% Functional Leadership Objectives

VP US Sales	100%
	•	70% US Sales
	•	20% US Sales & Marketing Operating Income
	•	10% Functional Leadership Objectives

Management Incentive Compensation Plan 2003
Directors

Participants	Performance Measures (all world wide unless noted)
Managing Director, Europe;	100%
Director of Marketing, Europe	•	45% Europe Sales
	•	45% Europe Operating Income
	•	10% Functional Leadership Objectives

Director, Int’l. Distributor Sales	100%
	•	45% Australia, Canada & Distributor Sales
	•	45% Operating Income for above
	•	10% Functional Leadership Objectives

Marketing Directors	100%
	•	50% Product Line Results for Business (60% sales, 40% expense)
	•	15% Functional Leadership
	•	35% Project Team Support

R & D Directors	100%
	•	50% Company Financials (70% sales, 30% operating income)
	•	20-30% Functional Leadership
	•	20-30% Project Team Support

Directors (All Other)	100%
	•	50% Company Financials (60% sales, 40% operating income)
	•	30% Functional Leadership
	•	20% Project Team Support

MANAGEMENT INCENTIVE PLAN
SCHEDULE — 2003
(Expressed as % of Base Salary)

Plan Achievement

	Below 95%	95%	100%	105%	110%	120%	130%	140%	150+%
President
% of Base	0%	20%	50%	55%	60%	70% max.	—	—	—
Exec. VP
% of Base	0%	15%	35%	40%	45%	50%	55%	60%	65%
VP’s
% of Base	0%	15%	30%	35%	40%	45%	50%	55%	60%
Directors
% of Base Tier 1	0%	15%	25%	30%	35%	40%	45%	50%	55%
Directors
% of Base Tier 2	0%	10%	20%	25%	30%	35%	40%	45%	50%